UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 26, 2019 (April 24, 2019)

TMSR Holding Company Limited

(Exact name of Company as specified in charter)

Nevada	001-37513	47-3709051
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

A101 Hanzheng Street City Industry Park, No.21 Jiefang Avenue, Qiaokou District, Wuhan, Hubei, China 430000

(Address of Principal Executive Offices) (Zip code)

+86-022-5982-4800

(Company’s Telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Lei Wang

On April 24, 2019, Ms. Lei Wang resigned from her position as the Chief Financial Officer of TMSR Holding Company Limited (the “Company”), effective immediately. Her resignation is due to personal reason and not a result of any disagreement with the Company relating to its operations, policies or practices.

Resignation of Xiaonian Zhang

On April 24, 2019, Mr. Xiaonian Zhang resigned from his positions as a member of the Board of Director of the Company (“Board”), effective immediately. On April 25, 2019, Mr. Xiaonian Zhang resigned from his position of President of the Company, effective immediately. His resignation is not a result of any disagreement with the Company relating to its operations, policies or practices.

Resignation of Zheyi Wang

On April 24, 2019, Mr. Zheyi Wang resigned his position of Co-Chairman of the Board effective immediately. His resignation is due to personal reason and not a result of any disagreement with the Company relating to its operations, policies or practices.

Appointment of Yi Li

Effective April 25, 2019, the Board appointed Ms. Yi Li as the new Chief Financial Officer to fill the vacancy created by the resignation of Ms. Lei Wang.

The biographical information of Ms. Li is set forth below.

From 2005 to 2007, Ms. Li served as Financial Accounting of Shanghai Supersharp International Co., Ltd. From 2007 to 2009, Ms. Li served as Finance Officer of the HongKong OneByOne Trading & Accessories Co., Ltd. Ms. Li worked as the Financial Manager at Shanghai Yitex Garment Co., Ltd. from 2010 to 2015. Ms. Li served as the Chief Financial Officer of Shanghai Difeng Group since 2015 till now. Ms. Li received her Bachelor degree of International Business and MBA from Auckland Institute of Studies. We believe that she is well qualified to serve as the Chief Financial Officer of the Company based on her extensive experiences in financial services.

Ms. Li does not have a family relationship with any director or executive officer of the Company and has not been involved in any transaction with the Company during the past two years that would require disclosure under Item 404(a) of Regulation S-K.

On April 25, 2019, the Company entered into an employment agreement with Ms. Li, pursuant to which she receives an annual base salary of $30,000. Under this employment agreement, Ms. Li is employed as the Company’s CFO for a term of five years, which automatically renews for additional one year terms unless previously terminated with prior written notice by either party. The Company may terminate the employment for cause, at any time, without notice or remuneration, for certain acts of Ms. Li, such as conviction or plea of guilty to a felony or grossly negligent or dishonest acts to our detriment, or misconduct or a failure to perform agreed duties. In such case, Ms. Li will not be entitled to receive payment of any severance benefits or other amounts by reason of the termination, and the Ms. Li’s right to all other benefits will terminate, except as required by any applicable law. The Company may also terminate Ms. Li’s employment as CFO without cause upon a prior written notice. In such case of termination by the Company, the Company is required to provide compensation to Ms. Li, including severance pay equal to 12 months of base salary. Ms. Li may terminate the employment at any time with prior written notice if there is any significant change in her duties and responsibilities as CFO or a material reduction in her annual salary. In such case, Ms. Li will be entitled to receive the amount of base salary earned and not paid prior to termination.

The employment agreement is qualified in its entirety by reference to the complete text of the agreement, which is filed hereto as Exhibits 10.1.

Appointment of Yuguo Zhang

Effective April 25, 2019, the Board appointed Mr. Yuguo Zhang as the new President to fill the vacancy created by the resignation of Mr. Xiaonian Zhang. Mr. Zhang was also appointed by the Board as the new and Co-Chairman of the Board to fill the vacancy created by the resignation of Mr. Zheyi Wang.

The biographical information of Mr. Zhang is set forth below.

Mr. Zhang served as the president of Jiangsu Siyuan Port Co, Ltd. from October 2014 until now. He has served as a director of Jiangsu Siyuan Port Corp. since September 2016. From 2012 to September 2014, Mr. Zhang served as the president of Jiangsu Xinmin Port Co., Ltd., and from 2008 to 2012, Mr. Zhang served as the president of Rugao Port Group. Mr. Zhang received his Bachelor of Chinese Language degree from Huadong Normal University in 1991 and obtained his MSBA degree from Madonna University in 1999. We believe Mr. Zhang is well qualified to serve on our board of directors because of his extensive management experience.

Mr. Zhang does not have a family relationship with any director or executive officer of the Company and has not been involved in any transaction with the Company during the past two years that would require disclosure under Item 404(a) of Regulation S-K.

On April 25, 2019, the Company entered into an employment agreement with Mr. Zhang, pursuant to which he shall receive an annual base salary of $100,000. Under this employment agreement, Mr. Zhang is employed as the Company’s President for a term of five years, which automatically renews for additional one year terms unless previously terminated with prior written notice by either party. The Company may terminate the employment for cause, at any time, without notice or remuneration, for certain acts of Mr. Zhang, such as conviction or plea of guilty to a felony or grossly negligent or dishonest acts to our detriment, or misconduct or a failure to perform agreed duties. In such case, Mr. Zhang will not be entitled to receive payment of any severance benefits or other amounts by reason of the termination, and the Mr. Zhang’s right to all other benefits will terminate, except as required by any applicable law. The Company may also terminate Mr. Zhang’s employment as the President without cause upon a one-month advance written notice. In such case of termination by the Company, the Company is required to provide compensation to Mr. Zhang, including severance pay equal to 12 months of base salary. Mr. Zhang may terminate the employment at any time with prior written notice if there is any significant change in his duties and responsibilities as President or a material reduction in his annual salary. In such case, Mr. Zhang will be entitled to receive the amount of base salary earned and not paid prior to termination.

The employment agreement is qualified in its entirety by reference to the complete text of the agreement, which is filed hereto as Exhibits 10.2.

Mr. Zhang also accepted an offer letter from the Company to serve as the Co-Chairman of the Company. The offer letter is qualified in its entirety by reference to the complete text of the agreement, which is filed hereto as Exhibits 10.3.

Appointment of Xiaonian Zhang

Effective April 25, 2019, the Board appointed Mr. Zhang as the new Vice President of the Company.

The biographical information of Mr. Zhang is set forth below.

Mr. Zhang has served as the President and a director of our Company since February 8, 2018. Mr. Zhang was appointed to be President and a director of Sunlong in 2017. From 2009 to present, Mr. Zhang has been the General Manager and head of technology department in Hubei Shengrong Environmental Protection Energy-Saving Science and Technology Co. Ltd. Over the last decade, Mr. Zhang had been working on R&D and successfully managed a team with a research focus on high efficiency permanent magnetic separation of industrial solid wastes and comprehensive utilization of tailings. Mr. Zhang also held two U.S. invention patents on the high efficiency permanent magnetic comprehensive separating technology. Mr. Zhang graduated from Huazhong University of Science and Technology in July 1989 with a Bachelor degree of Automatic Control.

Mr. Zhang does not have a family relationship with any director or executive officer of the Company and has not been involved in any transaction with the Company during the past two years that would require disclosure under Item 404(a) of Regulation S-K.

On April 25, 2019, the Company entered into an employment agreement with Mr. Zhang, pursuant to which he receives an annual base salary of $30,000. Under this employment agreement, Mr. Zhang is employed as the Company’s President for a term of five years, which automatically renews for additional one year terms unless previously terminated with prior written notice by either party. The Company may terminate the employment for cause, at any time, without notice or remuneration, for certain acts of Mr. Zhang, such as conviction or plea of guilty to a felony or grossly negligent or dishonest acts to our detriment, or misconduct or a failure to perform agreed duties. In such case, Mr. Zhang will not be entitled to receive payment of any severance benefits or other amounts by reason of the termination, and the Mr. Zhang’s right to all other benefits will terminate, except as required by any applicable law. The Company may also terminate Mr. Zhang’s employment as the Vice President without cause upon a one-month advance written notice. In such case of termination by the Company, the Company is required to provide compensation to Mr. Zhang, including severance pay equal to 12 months of base salary. Mr. Zhang may terminate the employment at any time with prior written notice if there is any significant change in his duties and responsibilities as President or a material reduction in his annual salary. In such case, Mr. Zhang will be entitled to receive the amount of base salary earned and not paid prior to termination.

The employment agreement is qualified in its entirety by reference to the complete text of the agreement, which is filed hereto as Exhibits 10.4.

Appointment of Qihai Wang

Effective April 24, 2019, the Board appointed Mr. Qihai Wang as a director of the Board to fill the vacancy created by the resignation of Mr. Xiaonian Zhang.

The biographical information of Mr. Wang is set forth below.

Mr. Wang has been in the coal industry for more than thirty years and is proficient in bulk trade, transportation, processing and other business. From June 1987 to July 1989, He was in charge of coal procurement in Tian Jia An Power Plant. From August 1989 to September 1995, Mr. Wang sold coal in Anhui Fengtai County Hengda Co., Ltd.. From October 1995 to March 2000, Mr. Wang sold coal in Anhui Fengtai County Hongyun Commerce and Trading Co., Ltd. From March 2000 to October 2004, he was the general responsible for coal trade in Gansu Province for Nanjing Jutai Trading Co., Ltd., and from October 2004 to April 2009, he was the general responsible for coal purchase in Western China for Nantong Linan Industry and Trade Co., Ltd. Mr. Wang founded Jiangsu Rong Hai Electric Power Fuel Co., Ltd. in May 2009 and has been the General Manager since then.

Mr. Wang does not have a family relationship with any director or executive officer of the Company. On November 30, 2018, the Company completed the acquisition of 100% equity interest in Jiangsu Rong Hai Electric Power Fuel Co., Ltd, of which Mr. Wang serves as the general manager and is one of the shareholders. As a result of this acquisition, Mr. Wang owns 1,036, 000 ordinary shares of the Company as of April 24, 2019.

Mr. Wang accepted an offer letter from the Company and agreed to receive an annual compensation at $10,000. The offer letter is qualified in its entirety by reference to the complete text of the agreement, which is filed hereto as Exhibits 10.5.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Employment Agreement between Ms. Yi Li and TMSR Holding Company Limited, dated April 25, 2019

10.2	Employment Agreement between Mr. Yuguo Zhang and TMSR Holding Company Limited, dated April 25, 2019

10.3	Offer Letter of Mr. Yuguo Zhang from TMSR Holding Company Limited, dated April 25, 2019

10.4	Employment Agreement between Mr. Xiaonian Zhang and TMSR Holding Company Limited, dated April 25, 2019

10.5	Offer Letter of Mr. Qihai Wang from TMSR Holding Company Limited, dated April 24, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TMSR Holding Company Limited

Date: April 26, 2019	By:	/s/ Yimin Jin
Yimin Jin
Co-Chairman